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                                                             EXHIBIT 10.19

                                                            EXECUTION COPY

      THIRD AMENDMENT dated as of January 27, 1995 (the "Amendment") to LOAN AND SECURITY AGREEMENT dated as of September 28, 1994 (as heretofore amended through the date hereof, the "Loan Agreement") among CANONIE ENVIRONMENTAL SERVICES CORP., BCM ENGINEERS INC., a Pennsylvania corporation, BCM ENGINEERS INC., an Alabama corporation, RIEDEL ENVIRONMENTAL SERVICES INC., each of the Lenders which are or which may become parties to the Loan Agreement and LASALLE BUSINESS CREDIT, INC., as Agent for the Lenders. Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

     WHEREAS, Canonie has requested the Lenders to consider establishing a limited overadvance facility for the purpose of making Revolving Loans to Canonie in amounts in excess of the Canonie Borrowing Base and the Lenders are willing to establish such facility, on the terms and subject to the fulfillment of the conditions contained in this Amendment;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION ONE. AMENDMENT. Upon the fulfillment of the conditions set forth in Section Two hereof, the Loan Agreement shall be and is hereby amended, effective as of January 27, 1995, as follows:

     (a) PARAGRAPH 1. DEFINITIONS. Paragraph 1(a) is amended by adding thereto in the appropriate alphabetical order each of the following terms and the definitions thereof:

     "Equity Infusion Date" shall mean the date upon which Canonie shall have received in its account net cash proceeds from the sale and issuance of its equity securities in an amount not less than $1,000,000.

     "Third Amendment Closing Date" shall mean the date upon which the last of the events, the fulfillment of each of which is a condition precedent to the effectiveness of the Third Amendment to this Agreement, dated as of January 27, 1995, shall have occurred.

     (b) PARAGRAPH 2. REVOLVING LOANS. Paragraph 2 is amended by deleting paragraph 2(b)(i) in its entirety and substituting the following in lieu thereof:

         "(i) to Canonie, the lesser of

         (a)(1) an amount equal to the sum of (x) up to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) of Canonie's Eligible Accounts, less such reserves as the Agent elects to establish from time to time in the exercise of its commercially reasonable

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credit judgment PLUS (y) during the last 14 consecutive calendar days of each month and the first three calendar days of the immediately following month (other than the first three calendar days of August, 1995) occurring within the period commencing on the Third Amendment Closing Date and ending on the earlier to occur of July 31, 1995 and the Equity Infusion Date (notice of the occurrence of which shall be promptly given in writing by Canonie to the Agent), an amount equal to the lesser of One Million Dollars ($1,000,000) and ten percent (10%) of the aggregate "Unbilled Accounts Receivable" of the Account Owners as of the end of the immediately preceding month, as so designated and as reflected on the borrowing base certificates of the Account Owners for such immediately preceding month and delivered to the Agent pursuant to paragraph 11(b) hereof, MINUS (2) the outstanding amount of all Letter of Credit Obligations of Canonie and

          (b) the Revolving Line of Credit, MINUS the outstanding amount of all Revolving Loans to the other Borrowers, and MINUS the outstanding amount of all Letter of Credit Obligations;"

     SECTION TWO. CONDITIONS PRECEDENT. This Amendment shall become effective on the date when all of the following conditions, the fulfillment of each of which is a condition precedent to the effectiveness of this Amendment, shall have occurred or shall have been waived in writing by the Agent and the Lenders.

     (a) The Agent and each of the Lenders shall have received a fully executed counterpart or original of this Amendment, together with all schedules and exhibits hereto appropriately completed to the extent required.

     (b) Upon the effectiveness of this Amendment, all representations and warranties set forth in the Loan Agreement (except for such inducing representations and warranties that were only required to be true and correct as of a prior date) shall be true and correct in all material respects on and as of the effective date hereof, and no Default or Event of Default shall have occurred and be continuing.

     (c) No event or development shall have occurred since the date of delivery to the Lenders of the Borrowers' most recent financial statements which event or development has had or is reasonably likely to have a Material Adverse Effect.

     (d) The Agent shall have received a certificate from Canonie, executed by its Chief Executive Officer or other authorized officer as to the truth and accuracy of paragraphs (b) and (c) of this Section Two.

     (e) All corporate and legal proceedings and all documents and instruments executed or delivered in connection with this Amendment shall be satisfactory in form and substance satisfactory to the Lenders and their counsel, and the Lenders and their counsel shall

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have received all information and copies of all documents which the Lenders and their counsel may have requested in connection herewith and the matters contemplated hereunder, such documents, when requested by them, to be certified by appropriate corporate authorities.

     (f) The Lenders shall have received such further agreements, consents, instruments and documents as may be necessary or proper in the reasonable opinion of the Lenders, the Agent and their counsel to carry out the provisions and purposes of this Amendment.

     SECTION THREE. REPRESENTATIONS AND WARRANTIES. Canonie hereby represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lenders that:

     (a) Canonie has the corporate power, authority and legal right to execute, deliver and perform this Amendment, and the instruments, agreements, documents and transactions contemplated hereby, and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment, and the instruments, agreements, documents and transactions contemplated hereby;

     (b) No consent of any Person (including, without limitation, shareholders or creditors of Canonie other than the Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, and the instruments, agreements, documents and transactions contemplated hereby;

     (c) This Amendment has been duly executed and delivered on behalf of Canonie by its duly authorized officer, and constitutes the legal, valid and binding obligation of Canonie, enforceable in accordance with its terms;

     (d) Canonie is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof will (i) violate any law or regulation, or (ii) result in or cause a violation by Canonie of any order or decree of any court or government instrumentality, or (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Canonie is a party or by which it may be bound, or (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of Canonie, except in favor of the Agent for the benefit of the Lenders, to secure the Liabilities, or
(v) violate any provision of the Articles or Certificate of Incorporation, By-Laws or any capital stock provisions of Canonie;

     (e)   No Event of Default has occurred and is continuing;


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     (f)   Since the date of the Agent's receipt of Canonie's financial statement for the quarterly period ended August 31, 1994, no change or event has occurred which has had or is reasonably likely to have a Material Adverse Effect; and

     (g) The recitals contained in this Amendment are true and correct in all respects.

     SECTION FOUR. GENERAL PROVISIONS.

     (a) Except as herein expressly amended, the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     (b) All references in the Other Agreements to the Loan Agreement shall mean the Loan Agreement as amended as of the effective date hereof, and as amended hereby and as hereafter amended, supplemented or modified from time to time. From and after the date hereof, all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as amended by this Amendment.

     (c) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

     (d) This Amendment shall be governed and controlled by the laws of the State of Illinois without reference to its choice of law principles.

                          [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, each of the Borrowers, BCM-Alabama, the Lenders and the Agent have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CANONIE ENVIRONMENTAL SERVICES         RIEDEL ENVIRONMENTAL SERVICES, INC.
CORP.

By:    WILLIAM T. CAMPBELL             By:    WILLIAM T. CAMPBELL
   ----------------------------------     -----------------------------------
   (Title) Vice President - Controller    (Title) Executive Vice President -
                                                  Assistant Treasurer

BCM ENGINEERS INC.,                    LASALLE BUSINESS CREDIT, INC.
a Pennsylvania corporation

By:    WILLIAM T. CAMPBELL             By:
   ----------------------------------     -----------------------------------
   (Title) Executive Vice President -     (Title)
           Assistant Treasurer

BCM ENGINEERS INC.,                    CHEMICAL BANK
an Alabama corporation

By:    WILLIAM T. CAMPBELL             By:
   ----------------------------------     -----------------------------------
   (Title) Executive Vice President -     (Title)
           Assistant Treasurer

THE BANK OF NEW YORK                   LASALLE BUSINESS CREDIT, INC.,
COMMERCIAL CORPORATION                 as Agent

By:                                    By:
   ----------------------------------     -----------------------------------
   (Title)                                (Title)


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